EXHIBIT 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), V. Bryan Lawlis, Chief Executive Officer of Aradigm Corporation (the “Company”), and Thomas C. Chesterman, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 15th day of November 2004.

/s/ V. BRYAN LAWLIS	/s/ THOMAS C. CHESTERMAN

V. Bryan Lawlis	Thomas C. Chesterman
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer